UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) June 27, 2012 (June 25, 2012)

MGT Capital Investments, Inc.

 (Exact Name of Registrant as Specified in Its Charter)

Delaware	0-26886	13-4148725
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 Mamaroneck Avenue - Suite 204

Harrison, NY 10528

 (Address of principal executive offices, including zip code)

914-630-7431

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 25, 2012, the Board of Directors of MGT Capital Investments, Inc. (“we,” “us,” “our,” or the “Company”) approved the compensation arrangements for Mr. Robert Ladd, our President and Chief Executive Officer and Director and Mr. Robert Traversa, our Chief Financial Officer and Director respectively (collectively, the “Executives,” individually, an “Executive”).

In addition to other non-material adjustments to his compensation arrangements, Mr. Ladd is entitled to receive an award of 85,000 shares of restricted common stock, par value $0.001 of the Company (the “Restricted Stock”) granted pursuant to the Company’s 2012 Stock Incentive Plan (the “Plan”). Such Restricted Shares shall vest in 3 semi-annual installments- the first two installments shall be 28,333 Restricted Shares each and the last installment shall be 28,334 Restricted Shares, vesting on December 25, 2012, June 25, 2013, and December 25, 2013 respectively and shall be subject to additional conditions, modifications or cancellation at the discretion of the Board or the Compensation Committee of the Board under the Plan.

In addition to other non-material adjustments to his compensation arrangements, Mr. Traversa is entitled to receive an award of 75,000 Restricted Shares granted pursuant to the Plan. Such Restricted Shares shall vest in 3 semi-annual installments of 25,000 Restricted Shares each, vesting on December 25, 2012, June 25, 2013, and December 25, 2013 respectively and shall be subject to additional conditions, modifications or cancellation at the discretion of the Board or the Compensation Committee of the Board under the Plan.

Item 9.01 Financial Statements and Exhibits

(a)	N/A
(b)	N/A
(c)	N/A
(d)	N/A

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 27, 2012	MGT CAPITAL INVESTMENTS, INC.

	By:	/s/ Robert B. Ladd
Name: Robert B. Ladd Title: President and Chief Executive Officer